Exhibit 99.1

Aeva Reports Third Quarter 2022 Results

Aeries II driving strong growth in engagements and advancement to RFQ stage on multiple automotive and industrial programs

Entered next phase with Nikon for first product, with joint development agreement that defines milestones through to production

MOUNTAIN VIEW, Calif., Nov. 8, 2022 –Aeva® (NYSE: AEVA), a leader in next-generation sensing and perception systems, today announced its third quarter 2022 results.

Key Company Highlights

•
Increased pace of Aeries II™ production by 300% in the quarter and shipped to 25+ customers
•
Significant growth in customer engagements since introducing Aeries II, including advancing to RFQ stage on multiple automotive and industrial programs
•
Signed joint development agreement with Nikon, which defines the key development plan and milestones for the first high precision product through to start of production targeting 2024
•
Strengthened Board of Directors with three new members bringing leading expertise in product commercialization, strategy and public company leadership
•
Surpassed 130 granted patents globally, with additional 135 patents pending, further expanding Aeva’s moat and industry-leading portfolio of Frequency Modulated Continuous Wave (FMCW) IP

“We are making meaningful progress in scaling up Aeries II to meet the broad customer interest in Aeva’s 4D LiDAR,” said Soroush Salehian, Co-Founder and CEO at Aeva. “Importantly, this is driving significant commercial momentum, as more customers experience first-hand how the unique capabilities and scalability of Aeva’s products can enable next-generation autonomy across automotive, industrial and beyond. We continue to strategically position Aeva as the leader in FMCW technology and remain focused on further scaling manufacturing and on our mission to bring perception to everything.”

Third Quarter 2022 Financial Highlights

•
Cash, Cash Equivalents and Marketable Securities
o
Cash, cash equivalents and marketable securities of $350.8 million as of September 30, 2022
•
Revenue
o
Revenue of $1.4 million in Q3 2022, compared to $3.5 million in Q3 2021
•
GAAP and Non-GAAP Operating Loss*
o
GAAP operating loss of $37.8 million in Q3 2022, compared to GAAP operating loss of $27.4 million in Q3 2021
o
Non-GAAP operating loss of $31.7 million in Q3 2022, compared to non-GAAP operating loss of $19.9 million in Q3 2021
•
GAAP and Non-GAAP Net Loss per Share*
o
GAAP net loss per share of $0.17 in Q3 2022, compared to GAAP net loss per share of $0.13 in Q3 2021
o
Non-GAAP net loss per share of $0.14 in Q3 2022, compared to non-GAAP net loss per share of $0.09 in Q3 2021
•
Shares Outstanding
o
Weighted average shares outstanding of 217.9 million in Q3 2022

*Tables reconciling GAAP to non-GAAP measures are provided at the end of this release. Aeva believes that such non-GAAP measures are useful as supplemental measures of Aeva’s performance.

Conference Call Details

The company will host a conference call and live webcast to discuss results at 2:00 p.m. PT / 5:00 p.m. ET today, November 8, 2022. The live webcast and replay can be accessed at investors.aeva.com.

About Aeva Technologies, Inc. (NYSE: AEVA)

Aeva’s mission is to bring the next wave of perception to a broad range of applications from automated driving to industrial robotics, consumer electronics, consumer health, security and beyond. Aeva is transforming autonomy with its groundbreaking sensing and perception technology that integrates all key LiDAR components onto a silicon photonics chip in a compact module. Aeva 4D LiDAR® sensors uniquely detect instant velocity in addition to 3D position, allowing autonomous devices like vehicles and robots to make more intelligent and safe decisions. For more information, visit www.aeva.com, or connect with us on Twitter or LinkedIn.

Aeva, the Aeva logo, 4D LiDAR, Aeries, Ultra Resolution, 4D Perception, and 4D Localization are trademarks/registered trademarks of Aeva, Inc. All rights reserved. Third-party trademarks are the property of their respective owners.

Forward looking statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Forward-looking statements in this press release include our beliefs regarding our financial position and operating performance for the third quarter of 2022 and business objectives for 2022, along with our expectations with respect to our orders, product shipments, engagement with Nikon and other customers, new Board appointments and our patent portfolio. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including, but not limited to: (i) the ability to maintain the listing of Aeva’s securities on the New York Stock Exchange, (ii) the price of Aeva’s securities, which may be volatile due to a variety of factors, including changes in the competitive and highly regulated industries in which Aeva plans to operate, variations in performance across competitors, changes in laws and regulations affecting Aeva’s business and changes in the combined capital structure, (iii) the ability to implement business plans, forecasts, and other expectations and to identify and realize additional opportunities, (iv) the risk of downturns and the possibility of rapid change in the highly competitive industry in which Aeva operates, (v) the risk that Aeva and its current and future collaborators are unable to successfully develop and commercialize Aeva’s products or services, or experience significant delays in doing so, (vi) the risk that Aeva may never achieve or sustain profitability; (vii) the risk that Aeva will need to raise additional capital to execute its business plan, which may not be available on acceptable terms or at all; (viii) the risk that Aeva experiences difficulties in managing its growth and expanding operations, (ix) the risk that third-party suppliers and manufacturers are not able to fully and timely meet their obligations, (x) the risk of product liability or regulatory lawsuits or proceedings relating to Aeva’s products and services, (xi) the risk that Aeva is unable to secure or protect its intellectual property; and (xii) the effects of the ongoing coronavirus (COVID-19) pandemic or other infectious diseases, health epidemics, pandemics and natural disasters on Aeva’s business. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors, and for a further discussion of the material risks and other important factors that could affect our financial results, please refer to our filings with the SEC, including our Form 10-Q for the quarter ended June 30, 2022. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Aeva assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Aeva does not give any assurance that it will achieve its expectations.

Contacts

Investors:

Andrew Fung

investors@aeva.ai

Media:

Michael Oldenburg

press@aeva.ai

AEVA TECHNOLOGIES, INC.
Condensed Consolidated Balance Sheet
(Unaudited)
(In thousands)

	September 30, 2022	December 31, 2021

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$117,885	$66,810
Marketable securities	232,927	378,200
Accounts receivable, net	3,387	2,341
Inventory	1,513	2,063
Other current assets	9,685	9,070
Total current assets	365,397	458,484
Operating lease right-of-use assets	8,137	10,284
Property and equipment, net	9,376	5,136
Intangible assets, net	3,750	4,425
Other assets	863	859
TOTAL ASSETS	$387,523	$479,188
LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$5,883	$4,386
Accrued liabilities	4,045	4,110
Accrued employee costs	3,586	2,196
Lease liability, current portion	2,797	2,872
Other current liabilities	149	733
Total current liabilities	16,460	14,297
Lease liability, noncurrent portion	5,397	7,455
Warrant liability	138	1,060
TOTAL LIABILITIES	21,995	22,812
STOCKHOLDERS’ EQUITY:
Common stock	22	21
Additional paid-in capital	637,780	619,841
Accumulated other comprehensive loss	(4,681)	(524)
Accumulated deficit	(267,593)	(162,962)
TOTAL STOCKHOLDERS’ EQUITY	365,528	456,376
TOTAL LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY	$387,523	$479,188

AEVA TECHNOLOGIES, INC.
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenues:
Product	$625	$531	$1,302	$1,065
Professional service	749	2,952	2,702	5,327
Total revenues	1,374	3,483	4,004	6,392
Cost of revenues:
Product	2,438	617	3,792	934
Professional service (1)	327	1,684	1,339	2,969
Total cost of revenues	2,765	2,301	5,131	3,903
Gross profit (loss)	(1,391)	1,182	(1,127)	2,489
Operating expenses:
Research and development expenses (1)	26,123	20,908	77,376	51,019
General and administrative expenses (1)	8,093	6,739	23,642	21,641
Selling and marketing expenses (1)	2,195	922	5,415	2,079
Total operating expenses	36,411	28,569	106,433	74,739
Operating loss	(37,802)	(27,387)	(107,560)	(72,250)
Interest income	1,164	119	2,033	228
Other income, net	135	663	896	1,886
Net loss before income taxes	(36,503)	(26,605)	(104,631)	(70,136)
Income tax provision	—	—	—	—
Net loss	$(36,503)	$(26,605)	$(104,631)	$(70,136)
Net loss per share, basic and diluted	$(0.17)	$(0.13)	$(0.48)	$(0.36)
Shares used in computing net loss per share, basic and diluted	217,888,470	212,587,878	216,937,433	196,302,040

(1) Includes stock-based compensation as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Cost of revenues	$396	$593	$738	$1,003
Research and development expenses	4,177	4,806	13,152	8,624
General and administrative expenses	1,263	2,017	3,767	6,209
Selling and marketing expenses	304	107	701	209
Total stock-based compensation expense	$6,140	$7,523	$18,358	$16,045

Aeva Technologies, Inc.
Statements of Cash Flows
(Unaudited)
(In thousands)
	Nine Months Ended September 30,
	2022	2021
Cash flows from operating activities:
Net loss	$(104,631)	$(70,136)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,305	741
Loss on write down of fixed assets	—	52
Change in fair value of warrant liability	(922)	(1,904)
Stock-based compensation	18,358	16,045
Impairment of inventories	1,363	—
Amortization of right-of-use assets	2,147	1,204
Realized loss on available-for-sale securities	29	—
Amortization of premium on available-for-sale securities	641	960
Changes in operating assets and liabilities:
Accounts receivable	(1,046)	(1,072)
Inventories	(580)	(2,118)
Other current assets	(615)	(6,673)
Other noncurrent assets	(4)	(791)
Accounts payable	1,751	3,275
Accrued liabilities	(456)	3,343
Accrued employee costs	1,283	771
Lease liability	(2,133)	(1,101)
Other current liabilities	(583)	247
Net cash used in operating activities	(83,093)	(57,157)
Cash flows from investing activities:
Purchase of property, plant and equipment	(5,967)	(2,241)
Purchase of available-for-sale securities	(143,730)	(454,357)
Proceeds from sale of available-for-sale securities	—	20,122
Proceeds from maturities of available-for-sale securities	284,176	62,980
Net cash provided by (used in) investing activities	134,479	(373,496)
Cash flows from financing activities:
Proceeds from business combination and private offering	—	560,777
Transaction costs related to business combination and private offering	—	(47,487)
Payments of taxes withheld on net settled vesting of restricted stock units	(613)	(495)
Proceeds from exercise of warrants	1	—
Proceeds from exercise of stock options	301	690
Net cash provided by (used in) financing activities	(311)	513,485
Net increase in cash and cash equivalents	51,075	82,832
Beginning cash and cash equivalents	66,810	24,624
Ending cash and cash equivalents	$117,885	$107,456

Aeva Technologies, Inc.
Reconciliation of GAAP to Non-GAAP Operating Results
(Unaudited)
(In thousands, except share and per share data)

Reconciliation from GAAP to non-GAAP operating loss
	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

GAAP operating loss	$(37,802)	$(27,387)	$(107,560)	$(72,250)
Stock-based compensation	6,140	7,523	18,358	16,045
Non-GAAP operating loss	$(31,662)	$(19,864)	$(89,202)	$(56,205)

Reconciliation from GAAP to non-GAAP net loss
	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

GAAP net loss	$(36,503)	$(26,605)	$(104,631)	$(70,136)
Stock-based compensation	6,140	7,523	18,358	16,045
Change in fair value of warrant liability	(135)	(664)	(922)	(1,904)
Non-GAAP net loss	$(30,498)	$(19,746)	$(87,195)	$(55,995)

Reconciliation between GAAP and non-GAAP net loss per share
	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Shares used in computing GAAP net loss per share:
Basic and diluted	217,888,470	212,587,878	216,937,433	196,302,040
GAAP net loss per share
Basic and diluted	$(0.17)	$(0.13)	$(0.48)	$(0.36)
Stock-based compensation	0.03	0.04	0.08	0.08
Change in fair value of warrant liability	(0.00)	(0.00)	(0.00)	(0.01)
Non-GAAP net loss per share
Basic and diluted	$(0.14)	$(0.09)	$(0.40)	$(0.29)